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                                  EXHIBIT 23.2

                       [Rowles & Company, LLP letterhead]

The Board of Directors
AmericasBank Corp.
Towson, Maryland

                         Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in pre-effective amendment number one to the registration statement of AmericasBank Corp. on Form SB-2 and to the incorporation of our report dated March 5, 2003, on our audit of the consolidated financial statements of AmericasBank Corp. as of December 31, 2002 and 2001 and for the years then ended.


                                                  /s/ Rowles & Company, LLP

                                                  Rowles & Company, LLP

Towson, Maryland
February 6, 2004